EXHIBIT 10.23

MERIT MEDICAL SYSTEMS, INC.

RESTATEMENT OF THE
1996
EMPLOYEE STOCK PURCHASE PLAN

This Restatement of the Merit Medical Systems, Inc., 1996 Employee Stock Purchase Plan is made effective as of July 1, 2000.

WHEREAS, Merit Medical Systems, Inc. (the "Company") previously adopted and presently maintains the Merit Medical Systems, Inc. 1996 Employee Stock Purchase Plan ("the "Plan"); and

WHEREAS, on May 24, 2000, the shareholders of the Company approved various amendments to the Plan, including an increase in the number of shares available for issuance under the Plan from 250,000 shares to 500,000 shares and an extension of the term of the Plan through June 30, 2006; and

WHEREAS, it is necessary and desirable to restate the Plan document to reflect the above amendments and to make certain other changes;

NOW, THEREFORE, the Plan document is restated to read in its entirety as follows:

ARTICLE 1. THE PLAN

The Company maintains the Plan to provide a method whereby employees of the Company and certain of its subsidiaries will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of Common Stock. The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. The provisions of the Plan shall be construed so as to meet all of the requirements of such a plan under Code Section 423.

ARTICLE 2. DEFINITIONS

2.1    Base Pay. "Base Pay" shall mean salary, wages, commissions, overtime, bonuses and other regular cash pay before reduction for contributions to plans maintained under Code Sections 401(k) and 125 (such as profit-sharing and cafeteria plans), but excluding fringe benefits, reimbursed expenses, stock options and other extraordinary forms of compensation.

2.2    Code. "Code" means the Internal Revenue Code of 1986, as amended.

2.3    Committee. "Committee" shall mean the committee described in Article 11.

2.4    Common Stock. "Common Stock" means the no par value Common Stock of the Company.

2.5    Company. "Company" means Merit Medical Systems, Inc., a Utah corporation.

2.6    Eligible Employee. "Eligible Employee" shall mean any common-law employee of the Company or a participating Subsidiary who is scheduled to work 20 hours or more per week. Any provision herein to the contrary notwithstanding, no individual who the Company classifies for payroll purposes as an "independent contractor" or "consultant" shall be eligible to participate in the Plan even if such individual is later determined by a governmental agency or court to actually have been a common-law employee.

2.7    Fair Market Value. "Fair Market Value" with respect to a share of Common Stock shall mean the closing sale price of the Common Stock on the applicable date (or the nearest prior business day on which shares of Common Stock traded if no shares of Common Stock traded on the applicable date) as reported on the NASDAQ/NMS or on such other exchange or quotation system on which the Common Stock is then listed or quoted.

2.8    NASDAQ/NMS. "NASDAQ/NMS" means the NASDAQ Stock Market/National Market System.

2.9    Offering. "Offering" shall have the meaning set forth in Section 4.1.

2.10    Offering Commencement Date. "Offering Commencement Date" means the date on which the particular Offering begins.

2.11    Offering Termination Date. "Offering Termination Date" means the date on which the particular Offering terminates.

2.12    Participant. "Participant" means with respect to a given Offering, an Eligible Employee who has properly elected to participate in the Offering.

2.13    Plan. "Plan" means the Merit Medical Systems, Inc. 1996 Employee Stock Purchase Plan as amended and restated herein.

2.14    Subsidiary. "Subsidiary" shall mean any present or future corporation which would be a "subsidiary corporation" with respect to the Company as that term is defined in Code section 424. A Subsidiary's employees shall participate in the Plan, however, only if they work for Sentir Semiconductor, Inc. or another Subsidiary that is designated as a participating Subsidiary by the Committee. References in the Plan to employment by, or periods of employment with, the Company include employment by or with all such participating Subsidiaries, including during periods of employment prior to such participation.

ARTICLE 3. ELIGIBILITY AND PARTICIPATION

3.1    Eligibility. Any Eligible Employee who has completed 30 days of continuous employment with the Company since his or her most recent date of hire prior to the Offering in question and is still employed by the Company on the applicable Offering Commencement Date shall be eligible to participate in such Offering. Whether or not an Eligible Employee participates in any Offering will not have any effect on eligibility in subsequent Offerings. No Employee may participate in an Offering that commences prior to the date he or she becomes an Eligible Employee and completes the thirty (30) day waiting period described above.

3.2    Restrictions on Participation. Notwithstanding any other Plan provision to the contrary, no Employee shall be granted an option to purchase Common Stock under the Plan:

(a)    if, immediately after the grant, such Eligible Employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary (for purposes of this paragraph, the rules of section 424(d) of the Code shall apply in determining stock ownership of any employee); or

(b)    which permits the Eligible Employee's rights to purchase stock under all employee stock purchase plans of the Company or any of its Subsidiaries to accrue at a rate which exceeds $25,000 in fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is at any time outstanding.

3.3    Commencement of Participation.

(a)    An Eligible Employee may become a participant in an Offering by completing an authorization for a payroll deduction on the form provided by the Company and filing it with the Employee Benefits Department of the Company during the month immediately preceding the applicable Offering Commencement Date for the Offering or at such other times or places as may be established from time to time by the Committee.

(b)    Payroll deductions for a Participant shall commence with the first payday on or after the applicable Offering Commencement Date when an authorization for a payroll deduction becomes effective and shall end with the last payday on or before the Offering Termination Date of the Offering to which such authorization is applicable unless sooner terminated by the Participant as provided in Article 8.

ARTICLE 4. OFFERINGS

4.1    Offerings. The Plan will be implemented by quarterly offerings of Common Stock beginning on the first business day of July, October, January and April each year and continuing to the last business day of the calendar quarter in which the Offering commenced. Each such quarterly offering is referred to in the Plan as an "Offering." The last quarterly Offering under the Plan shall expire on the last business day of June 2006 unless the Plan is extended by amendment prior to that date. Subject to Section 10.1 below, the maximum number of shares that may be issued in any Offering shall be shall be 12,250 shares, plus unissued shares carried over from all prior Offerings under the Plan to the extent the number of shares issued in such prior Offerings was less than the maximum number of shares that could have been offered and issued in such Offerings.

ARTICLE 5. PAYROLL DEDUCTIONS

5.1    Amount of Deduction. At the time a Participant files an authorization for payroll deduction, the Participant shall elect to have deductions made from the Participant's pay on each payday during the time the Eligible Employee is a Participant in an Offering at any fixed dollar or percentage rate designated by the Eligible Employee but not less than $5.00 and not more than fifteen percent (15%) of the Participant's Base Pay in effect during the Offering.

5.2    Participant's Account. All payroll deductions made for a Participant shall be credited to a non-interest bearing account for the Participant under the Plan. A Participant may not make any separate cash payment into such account except when on leave of absence and then only as provided in Section 5.4 hereof.

5.3    Changes in Payroll Deductions. A Participant may discontinue participation in the Plan as provided in Article 8, but no other change can be made during an Offering and, specifically, a Participant may not alter the amount of payroll deductions for that Offering. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3.2(b) herein, the Company may reduce (including a decrease to 0%) a Participant's payroll deductions at any time during any Offering, in which case payroll deductions shall re-commence at the rate provided in such Participant's authorization for payroll deduction form at the beginning of the next Offering which is scheduled to end in the following calendar year, unless terminated by the Participant in accordance with Article 8.

5.4    Unpaid Leave of Absence. If a Participant goes on an authorized unpaid leave of absence, such Participant shall have the right to elect: (a) to withdraw the balance in his or her account pursuant to Section 7.2 hereof, (b) to discontinue contributions to the Plan but remain a Participant in the Plan with respect to the amounts contributed prior to the cessation of contributions, or (c) to remain a Participant in the Plan during such leave of absence and undertaking to make cash payments to the Plan on each payday to the extent that amounts payable by the Company to such Participant are insufficient to meet such Participant's authorized Plan payroll deductions. The options in (b) and (c) above are subject, however, to the limitations on the period of leaves of absence set forth in Section 8.3.

ARTICLE 6. GRANTING OF OPTIONS

6.1    Number of Option Shares.

On the applicable Offering Commencement Date, a participating Employee shall be deemed to have been granted an option to purchase on the Offering Termination Date a number of shares of Common Stock determined by dividing such participating Employee's contributions accumulated prior to such Offering Termination Date and retained in the participating Employee's account as of the Offering Termination Date by the applicable option price described in Section 6.2 below; provided, however, that the maximum number of shares of Common Stock an Employee may purchase during each Offering shall be limited in such manner as the Committee determines so that the aggregate number of shares of Common Stock that a Participant may purchase during any calendar year does not exceed the limitation of Code Section 423(b)(8) and Section 3.2(b) above (i.e., the maximum Offering Commencement Date Fair Market Value of Shares purchased may not exceed $25,000 per calendar year); and provided further that such purchases shall be subject to the limitations set forth in Article 10 and any other applicable provisions of the Plan.

6.2    Option Price. The option price of Common Stock purchased with payroll deductions made during each Offering for a Participant hereunder shall be the lesser of:

(a)    85% of the Fair Market Value of a share of Common Stock on the applicable Offering Commencement Date; or

(b)    85% of the Fair Market Value of a share of Common Stock on the applicable Offering Termination Date.

ARTICLE 7. EXERCISE OF OPTIONS

7.1    Automatic Exercise. Unless a Participant delivers written notice of withdrawal to the Company as hereinafter provided, the Participant's option to purchase Common Stock with payroll deductions made during any Offering Period will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering, for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in the Participant's account at that time will purchase at the applicable option price (but not in excess of the maximum number of shares for which an option may be granted to the Participant pursuant to Sections 3.2(b) and 6.1), and any excess in the Participant's account at that time will be returned to the Participant.

7.2    Withdrawal of Account. By written notice delivered to the Employee Benefits Department of the Company at any time prior to the Offering Termination Date applicable to any Offering, a Participant may elect to withdraw all the accumulated payroll deductions credited to the Participant's account at such time.

7.3    Transferability of Option. During a Participant's lifetime, options held by such Participant shall be exercisable only by that Participant.

7.4    Allocation of Stock. As promptly as practicable after the Offering Termination Date of each Offering, the Company will allocate to each Participant's account established under the Plan the shares of Common Stock purchased upon exercise of the Participant's option.

7.5    Restriction on Disposition of Shares. No Participant may sell, transfer or otherwise dispose of the shares purchased under this Plan within ninety (90) days after the acquisition of those shares and each Participant shall execute such agreements and take such further actions as the Company may require to give effect to such restrictions on transfer.

ARTICLE 8.    WITHDRAWAL

8.1    In General. At anytime during an Offering, a Participant may withdraw from an Offering (and thereby withdraw payroll deductions credited to the Participant's account under the Plan) at any time by delivering written notice to the Employee Benefits Department of the Company. All of the Participant's payroll deduction amounts credited to the Participant's account since commencement of the Offering will be paid to the Participant promptly after receipt of the Participant's notice of withdrawal, and no further payroll deductions will be made from the Participant's pay during such Offering. The Company may, at its option, treat any attempt to borrow by an employee on the security of the employee's payroll deductions as an election, under Section 7.2, to withdraw such deductions.

8.2    Effect on Subsequent Participant. A Participant's withdrawal from any Offering will not have any effect upon the Participant's eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company.

8.3    Termination of Employment. Upon termination of the Participant's employment for any reason including retirement (but excluding death while in the employ of the Company), the remaining payroll deduction amounts credited to the Participant's account will be returned to the Participant, or, in the case of the death of the Participant subsequent to the termination of the Participant's employment, to the person or persons entitled thereto under Section 12.1. A Participant's employment shall not be considered terminated in the case of a leave of absence agreed to in writing by the Company, provided that such leave of absence is for a period of not more than 90 days or re-employment upon the expiration of such leave is guaranteed by contract or statute.

8.4    Termination of Employment Due to Death. Upon termination of the Participant's employment because of death, the Participant's beneficiary (as defined in Section 12.1) shall have the right to elect, by written notice given to the Employee Benefits Department of the Company prior to the Offering Termination Date, either:

(a)    to withdraw all of the payroll deductions credited to the Participant's account under the Plan, or

(b)    to exercise the Participant's option for the purchase of Common Stock on the Offering Termination Date next following the date of the Participant's death for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in the Participant's account at the date of the Participant's death will purchase at the applicable option price, and any excess in such account will be returned to said beneficiary, without interest.

If no such written notice of election shall be duly received by the Employee Benefits Department of the Company, the beneficiary shall automatically be deemed to have elected, pursuant to paragraph (b), to exercise the Participant's option.

ARTICLE 9.    INTEREST

9.1    Payment of Interest. No interest will be paid or allowed on any money paid into the Plan or credited to the account of any Participant.

ARTICLE 10. STOCK

10.1    Maximum Shares. The maximum number of shares of common Stock that may be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 12.4, shall be 500,000 shares for all Offerings (including Offerings prior to the effective date of this restatement). If the total number of shares for which options are exercised on any Offering Termination Date in accordance with Article 6 exceeds the maximum number of shares for the applicable Offering or the maximum number of shares remaining available for all Offerings, the Company shall make a pro-rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the account of each Participant shall be returned to the Participant as promptly as possible.

10.2    Participant's Interest in Option Stock. A Participant will have no interest in stock covered by Plan options until such options have been exercised.

10.3    Registration of Stock. Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant, or, if the Participant so directs by written notice to the Employee Benefits Department of the Company delivered prior to the Offering Termination Date applicable thereto, in the names of the Participant and one such other person as may be designated by the Participant, as joint tenants with rights of survivorship.

10.4    Restrictions on Exercise. The Committee may, in its discretion, require as conditions to the exercise of any option that (i) the shares of Common Stock reserved for issuance upon the exercise of the option shall have been duly listed, upon official notice of issuance, upon a stock exchange or automated quotation system, and (ii) a Registration Statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective.

ARTICLE 11. ADMINISTRATION

11.1    Appointment of Committee. The Board of Directors may appoint a committee (the "Committee") to administer the Plan, which shall consist of no fewer than three members of the Board of Directors. In the absence of such an appointment, the full Board of Directors of the Company shall serve as the Committee. As of the effective date hereof, the Company's Compensation Committee was serving as the Committee.

11.2    Authority of Committee. Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, to appoint custodians, accountants and other advisors, and to make all other determinations deemed necessary or advisable for administrating the Plan. The Committee's determination on the foregoing matters shall be conclusive.

11.3    Rules Governing the Administration of the Committee. The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

ARTICLE 12. MISCELLANEOUS

12.1    Designation of Beneficiary. A Participant may file with the Employee Benefits Department of the Company, a written designation of a beneficiary who is to receive any stock and/or cash under the Plan upon the Participant's death. Such beneficiary designation may be changed by the Participant at any time by written notice to the Employee Benefits Department of the Company. Any designation of a Participant's spouse shall be automatically revoked upon the final divorce of the Participant from that designated spouse. Upon the death of a Participant and upon receipt by the Company of proof of the identity and existence at the Participant's death of a beneficiary validly designated by the Participant under the Plan, the Company shall deliver such stock and/or cash to such beneficiary. Upon the death of a Participant and in the absence of a validly designated surviving beneficiary, the Company shall deliver such stock and/or cash to the executor or administrator of the deceased Participant's estate, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such stock and/or cash to the spouse or to any one or more dependents of the deceased Participant as the Company may designate. No beneficiary shall, prior to the death of the Participant by whom such beneficiary has been designated, acquire any interest in the stock or cash credited to the Participant under the Plan.

12.2    Transferability. Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 7.2.

12.3    Use of Funds. All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

12.4    Adjustment Upon Changes in Capitalization.

(a)    If, while any options are outstanding, the outstanding shares of Common Stock are increased, decreased, changed into, or exchanged for a different number of kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction, appropriate and proportionate adjustments may be made by the Committee in the number and/or kind of shares which are subject to purchase under outstanding options and in the option exercise price or prices applicable to such outstanding options. In addition, in any such event, the number and/or kind of shares which may be offered in the quarterly Offerings described in Article 4 hereof and the maximum number of shares reserved for issuance under Section 10 shall also be proportionately adjusted. No adjustments shall be made, however, for stock dividends. For purposes of this paragraph (a), any distribution of shares of shareholders in an amount aggregating 20% or more of the outstanding shares shall be deemed a stock split and any distributions of shares aggregating less than 20% of the outstanding shares shall be deemed a stock dividend.

(b)    Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property or stock of the Company to another corporation, the holder of each option then outstanding under the Plan will thereafter be entitled to receive at the next Offering Termination Date upon the exercise of such option for each share as to which such option shall be exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of the Common Stock was entitled to receive upon and at the time of such transaction. The Board of Directors shall take such steps in connection with such transactions as the Board shall deem necessary to assure that the provisions of this Section 12.4 shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities and/or property as to which such holder of such option might thereafter be entitled to receive.

12.5    Amendment and Termination. The Board of Directors shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board of Directors shall not, without the approval of the stockholders of the Corporation (a) increase the maximum number of shares which may be issued under any Offering (except pursuant to Section 12.4); or (b) change the designation of companies whose employees may be eligible for Offerings under the Plan. No termination, modification, or amendment of the Plan may, without the consent of an Employee then having an option under the Plan to purchase Common Stock, adversely affect the rights of such Employee under such option.

12.6    Effective Date. This restatement of the Plan is effective July 1, 2000. All options and Offerings prior to July 1, 2000 shall be governed by the terms and conditions of the Plan as in effect prior to this restatement.

12.7    No Employment Rights. The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company or any Subsidiary, and it shall not be deemed to interfere in any way with the Company's or any Subsidiary's right to terminate, or otherwise modify or terminate, an employees' employment at any time.

12.8    Effect of Plan. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Participant in the Plan, including, without limitation, such Participant's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such employee.

ARTICLE 13. EXECUTION

To record the restatement of the Plan as set forth above, the Company has caused its duly authorized officer to execute this Plan document this 1st day of July, 2000.

MERIT MEDICAL SYSTEMS, INC.

By: /s/ Kent Stanger
Its: Chief Financial Officer